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                              OCULAR SCIENCES, INC.

   STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE (BASIC AND DILUTED)



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
                                                          Three Months Ended                    Nine Months Ended
                                                             September 30,                        September 30,
                                                     -----------------------------       -----------------------------
                                                         2000             1999              2000               1999
                                                     -----------       -----------       -----------       -----------
Net income per share (basic):

    Net income                                       $ 7,490,000       $10,424,000       $32,100,000       $26,393,000
                                                     ===========       ===========       ===========       ===========

    Weighted average common shares outstanding        23,242,364        22,933,623        23,120,459        22,790,938
                                                     ===========       ===========       ===========       ===========

    Net income per share (basic)                     $      0.32       $      0.45       $      1.39       $      1.16
                                                     ===========       ===========       ===========       ===========

Net income per share (diluted):

    Net income (diluted):                            $ 7,490,000       $10,424,000       $32,101,000       $26,393,000
                                                     ===========       ===========       ===========       ===========

    Weighted average common shares outstanding        23,242,364        22,933,623        23,120,459        22,790,938

    Weighted average shares of stock options
        under the treasury stock method                  108,079           420,621           272,771           642,855
                                                     -----------       -----------       -----------       -----------

    Weighted average common and dilutive
        potential common shares outstanding           23,350,443        23,354,244        23,393,230        23,433,793
                                                     ===========       ===========       ===========       ===========

    Net income per share (diluted)                   $      0.32       $      0.45       $      1.37       $      1.13
                                                     ===========       ===========       ===========       ===========
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